Exhibit 99.1

Cascade Microtech Reports Third Quarter 2014 Results

Revenue of $33.5 million

Record Gross Margin of 52.3%

Record Income from Operations of $3.6 million

Record Adjusted EBITDAS of $5.5 million

GAAP EPS of $0.13

Non-GAAP EPS of $0.15

BEAVERTON, Ore.—(MARKETWIRE) — October 28, 2014 —Cascade Microtech, Inc. (NASDAQ:CSCD) today reported financial results for the third quarter ended September 30, 2014.

Financial Summary

Results for the quarter ended September 30, 2014 were as follows:

•	Total revenue of $33.5 million, compared to $33.5 million for Q2 2014 and $28.2 million for Q3 2013.

–	Systems revenue of $19.4 million, a decrease of $2.4 million, or 11.1%, from Q2 2014, and an increase of $1.9 million, or 10.9%, over Q3 2013.

–	Probes revenue of $14.1 million, an increase of $2.4 million, or 20.9%, from Q2 2014, and an increase of $3.4 million, or 31.5%, over Q3 2013.

–	Q3 2014 set a new revenue record for our Probes segment.

•	Gross margin of 52.3%, up from 50.8% in Q2 2014 and 47.6% in Q3 2013.

–	Systems gross margin of 42.0%, down from 46.5% in Q2 2014 and 42.7% in Q3 2013.

–	Probes gross margin of 66.5%, up from 58.9% in Q2 2014 and 55.6% in Q3 2013.

–	Q3 2014 represents record gross margin performance for our Probes segment and overall business.

•	Income from operations of $3.6 million, an increase of $0.7 million, or 23.4%, over Q2 2014, and an increase of $2.0 million, or 130.0%, over Q3 2013.

–	Q3 2014 set a new record for operating profitability.

•	GAAP net income of $2.2 million, or $0.13 per diluted share, compared to $1.8 million, or $0.11 per diluted share, for Q2 2014, and $1.7 million, or $0.11 per diluted share, for Q3 2013.

•	Non-GAAP net income of $0.15 per diluted share, compared to $0.13 per diluted share for Q2 2014, and $0.16 per diluted share for Q3 2013.

•	Depreciation, amortization and stock-based compensation expenses totaled $2.2 million, compared to $2.4 million for Q2 2014 and $1.5 million for Q3 2013.

•	Adjusted EBITDAS of $5.5 million, compared to $5.1 million for Q2 2014 and $3.7 million for Q3 2013.

–	Q3 2014 set a new record for adjusted EBITDAS.

•	Total cash and investments of $31.4 million, an increase of $1.1 million over quarter Q2 2014.

•	Book-to-bill ratio of 1.14 to 1.

“The third quarter of 2014 set a number of new records for Cascade Microtech, including gross margins, income from operations, adjusted EBITDAS, and Probes revenue, which grew sequentially over 20%. These records reflect our ongoing progress towards achieving our Success Model. All of our product lines posted book-to-bill ratios greater than one, which positions us for a strong fourth quarter,” said Michael Burger, President and CEO.

Financial Outlook

For the fourth quarter of 2014 we are projecting revenue in the range of $35.0 million to $38.0 million, with diluted GAAP earnings per share in the range of $0.12 to $0.18, and non-GAAP earnings per share in the range of $0.15 to $0.21. Our guidance assumes a tax rate of 36%, consistent foreign currency exchange rates and no significant one-time charges.

We will host a conference call beginning at 5:00 p.m. EDT (2:00 p.m. PDT) on Tuesday October 28, 2014, to discuss our results for the quarter ended September 30, 2014.

A simultaneous audio cast of the conference call may be accessed online from the investor relations page of www.cascademicrotech.com/investors. If you are interested in participating in the call, the live dial-in number is 877-415-3186, or international 857-244-7329, participant Passcode: 60945388. A replay will be available after 10:00 p.m. EDT at the same internet address. (For a telephone replay available after 10:00 p.m. EDT, dial: 888-286-8010, international: 617-801-6888, Passcode: 43467652).

Forward-Looking Statements

The statements in this release regarding progress towards the Success Model, our expectations relating to the fourth quarter of 2014, and statements under “Financial Outlook” regarding projected revenue, GAAP earnings per share, and non-GAAP earnings per share, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts,” and “continue” or other derivations of these or other comparable terms are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including: changes in demand for the Company’s products; changes in product mix; potential delays and other factors affecting the timing of new product introductions; the timing of shipments and customer orders; constraints on supplies of components; excess or shortage of production capacity; potential failure of expected market opportunities to materialize; changes in foreign exchange rates; our ability or delay in integrating acquired businesses; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. In addition, such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures, which are defined below and reconciled to GAAP financial measures in a table later in this release:

•	Non-GAAP net income is defined as GAAP net income before certain items (adjustments) such as restructuring, facility move and project costs, acquisition-related expenses, the amortization of intangibles and discrete tax items that we believe are either not representative of our ongoing operating performance or effect the comparability of results over time. Non-GAAP net income should not be construed as a substitute for net income as defined by GAAP. However, we regard non-GAAP net income as a complement to GAAP net income in assessing our financial performance over time and in the future.

•	Adjusted EBITDAS is defined as income from continuing operations before depreciation and amortization and stock-based compensation and certain other items (adjustments) such as restructuring, facility move and project costs, and acquisition-related expenses that we believe are not representative of our ongoing operating performance. Adjusted EBITDAS should not be construed as a substitute for net income from continuing operations or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as adjusted EBITDAS is not defined by GAAP. However, we regard adjusted EBITDAS as a complement to net income from continuing operations and other GAAP financial performance measures, by including an indirect measure of operating cash flow.

About Cascade Microtech, Inc.

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in precision contact, electrical measurement and test of integrated circuits (ICs), optical devices and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D TSV, LED devices and more. Cascade Microtech’s leading-edge stations, probes, probe cards, advanced thermal subsystems and integrated systems deliver precision accuracy and superior performance both in the lab and during production manufacturing of high-speed and high-density semiconductor chips. For more information, visit www.cascademicrotech.com.

FOR MORE INFORMATION, CONTACT:

Jeff A. Killian

Cascade Microtech, Inc.

(503) 601-1280

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CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,	Nine Months Ended September 30,
	2014	2014	2013	2014	2013
Revenue	$33,473	$33,452	$28,197	$100,735	$85,975
Cost of sales	15,953	16,466	14,779	49,956	46,739

Gross profit	17,520	16,986	13,418	50,779	39,236
Operating expenses:
Research and development	3,554	3,428	2,750	10,223	7,900
Selling, general and administrative	10,352	10,630	9,097	31,412	26,207

	13,906	14,058	11,847	41,635	34,107

Income from operations	3,614	2,928	1,571	9,144	5,129
Other income (expense):
Interest income, net	16	7	18	25	40
Other, net	(235)	(56)	87	(360)	(269)

	(219)	(49)	105	(335)	(229)

Income before income taxes	3,395	2,879	1,676	8,809	4,900
Income tax expense (benefit)	1,188	1,051	(7)	3,182	284

Net income	$2,207	$1,828	$1,683	$5,627	$4,616

Net income per share:
Basic	$0.13	$0.11	$0.12	$0.35	$0.32
Diluted	$0.13	$0.11	$0.11	$0.34	$0.31
Shares used in computing net income per share:
Basic	16,357	16,255	14,453	16,286	14,339
Diluted	16,851	16,751	14,797	16,775	14,688

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$29,717	$17,172
Marketable securities	1,703	4,278
Restricted cash	—	1,082
Accounts receivable, net	22,332	26,520
Inventories	26,215	24,884
Deferred income taxes	2,262	2,268
Prepaid expenses and other	4,961	2,147

Total current assets	87,190	78,351
Fixed assets, net	7,537	6,403
Goodwill	13,309	14,471
Purchased intangible assets, net	13,658	16,937
Deferred income taxes	1,553	1,235
Other assets	1,191	1,114

	$124,438	$118,511

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,259	$7,229
Deferred revenue	2,316	2,555
Accrued liabilities	10,279	8,859

Total current liabilities	19,854	18,643
Deferred revenue	309	548
Other long-term liabilities	1,845	2,119

Total liabilities	22,008	21,310
Shareholders’ equity:
Common stock	109,813	108,070
Accumulated other comprehensive income (loss)	(2,023)	118
Accumulated deficit	(5,360)	(10,987)

Total shareholders’ equity	102,430	97,201

	$124,438	$118,511

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,	Nine Months Ended September 30,
	2014	2014	2013	2014	2013
Non-GAAP Net Income
GAAP net income	$2,207	$1,828	$1,683	$5,627	$4,616
Adjustments to net income:
Restructuring	(191)	249	—	58	112
Acquisition and acquisition related	(100)	(457)	627	(557)	627
Amortization of intangibles	752	780	264	2,317	735
Income tax effect of non-GAAP adjustments	(161)	(209)	(64)	(661)	(117)
Discrete tax items	—	—	(127)	—	(127)

Non-GAAP net income	$2,507	$2,191	$2,383	$6,784	$5,846

GAAP net income per diluted share	$0.13	$0.11	$0.11	$0.34	$0.31

Non-GAAP net income per diluted share	$0.15	$0.13	$0.16	$0.40	$0.40

Shares used in diluted share calculations	16,851	16,751	14,797	16,775	14,688

	Three Months Ended
	September 30,	June 30,	September 30,	Nine Months Ended September 30,
	2014	2014	2013	2014	2013
EBITDAS and Adjusted EBITDAS
GAAP Income from operations	$3,614	$2,928	$1,571	$9,144	$5,129
Adjustments:
Depreciation	824	799	882	2,452	2,787
Amortization of intangibles	752	780	264	2,317	735
Stock-based compensation	648	821	343	1,918	1,215

EBITDAS	5,838	5,328	3,060	15,831	9,866
Adjustments:
Restructuring	(191)	249	—	58	112
Acquisition and acquisition related	(100)	(457)	627	(557)	627

Adjusted EBITDAS	$5,547	$5,120	$3,687	$15,332	$10,605

	Three Months Ending December 31, 2014
	Low Range Guidance	High Range Guidance
Forward-looking non-GAAP net income
GAAP net income	$2,000	$3,000
Adjustments:
Amortization of intangibles	752	752
Income tax effect of non-GAAP adjustments	(269)	(269)

Non-GAAP net income	$2,483	$3,483

GAAP net income per diluted share	$0.12	$0.18

Non-GAAP net income per diluted share	$0.15	$0.21

Shares used in diluted share calculations	16,950	16,950